SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]                                          | ---------------------------------|
Filed by a Party other than the Registrant  [ ]                                          |        OMB APPROVAL              |
                                                                                         | ---------------------------------|
Check the appropriate box:                                                               |  OMB Number: 3235-0059           |
                                                                                         | ---------------------------------|
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission         |  Expires: January 31, 2008       |
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))         | ---------------------------------|
[X] Definitive Additional Materials                                                      |  Estimated average burden        |
[ ] Soliciting Material Pursuant to Rule 14a-12                                          |    hours per response... 14      |
                                                                                         | ---------------------------------|
                                   ----------

                      Pioneer Tax Advantaged Balanced Trust
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                              The Script (Level I)

Good (morning, afternoon, evening,) My name is (Full Name).

I am calling on behalf of a current investment with ______________________.

May I please speak with Mr./Mrs. (full name)?

 Good _____________ Mr./Mrs. ___________, I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for _________. Do you remember receiving any materials at all from Pioneer?

If "Yes" or positive response:
If you're not able to attend the meeting, I can record your voting instructions by phone.
Your Board of Directors is recommending a vote in favor.
--------------------------------------------------------

If "No" or negative response:
I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Directors is recommending a vote in favor.
---------------------------------------------------------------

Would you like to vote along with the Board's Recommendation?
---------------------------------------------------------------

Would you like to vote all of your accounts accordingly?
---------------------------------------------------------------


*Confirmation - I am recording your (in favor/against/abstain) vote. For confirmation purposes:
     o    Please state your full name. (pause for response)
     o    According to our records, you reside in (city, state, zip code).
          (pause)
     o To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)

Thank you. You will receive written confirmation of your voting instructions in 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr./Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (insert appropriate closing).

                                    Rebuttals
                                    ---------

If shareholder asks what we mean by "all accounts accordingly"

"This means would you like to vote all of your accounts ________." (In favor, against, or abstaining)

If shareholder asks how many accounts he has.

"Currently my system shows ____ accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account."

If shareholder will not vote until the material is received:

Due to time constraints, we are e-mailing proxy materials to ensure delivery before the meeting date.